                              AMENDED AND RESTATED
                          SECURITY AND PLEDGE AGREEMENT


          AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT (the "Agreement"), dated as of December 2, 1997, by and between PAYLESS CASHWAYS, INC., a Delaware corporation, as successor by merger to Payless Cashways, Inc., an Iowa corporation (in such capacity, the "Grantor") and CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), as coordinating and collateral agent (in such capacities, the "Agent") for its benefit and the benefit of the other Secured Parties (as hereinafter defined).

     WHEREAS, pursuant to an Amended and Restated Credit Agreement, dated as of October 3, 1996 (as amended, supplemented or otherwise modified from time to time, the "Pre-Petition Credit Agreement"), among Payless Cashways, Inc., an Iowa corporation (the "Debtor"), CIBC, as administrative and collateral agent (in such capacity, the "Pre-Petition Agent"), certain co-agents named therein, CIBC as the letter of credit bank (the "Letter of Credit Bank") and the Lenders named therein (together with their successors and assigns, the "Pre-Petition Lenders"), the Pre-Petition Lenders agreed to extend credit to the Debtor in the aggregate principal amount of up to $468 million in the form of revolving credit and term loans and letters of credit; and

     WHEREAS, the Debtor and the Pre-Petition Agent are parties to that certain Amended and Restated Borrower Security Agreement, that certain Amended and Restated Note Pledge Agreement and that certain Amended and Restated Stock Pledge Agreement, each dated as of October 3, 1996 (collectively, the "Pre-Petition Security Agreements"), pursuant to which the Debtor granted to the Pre-Petition Agent, for its benefit and the benefit of the Pre-Petition Lenders, the Letter of Credit Bank and certain other parties (the "Pre-Petition Parties"), a security interest in the Pre-Petition Collateral (as defined in the Credit Agreement hereinafter defined) to secure the Debtor's obligations under the Pre-Petition Credit Agreement, the Pre-Petition Security Agreements and the other loan and security documents executed in connection therewith; and

     WHEREAS, on July 21, 1997 (the "Filing Date"), the Debtor filed a voluntary petition with the United States Bankruptcy Court for the Western District of Missouri (the "Bankruptcy Court") commencing a Chapter 11 case and has continued in the possession of its assets and in the management of its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code (as defined in the Credit Agreement); and

     WHEREAS, pursuant to a Revolving Credit Agreement, dated as of July 21, 1997 (as heretofore modified, the "DIP Credit Agreement") among the Debtor, certain of the Pre-Petition Lenders (together with their successors and assigns, the "DIP Lenders"), the Fronting Banks (the "Fronting Banks") and the Underwriters (the "Underwriters") named therein and CIBC, as coordinating and collateral agent for its benefit and the benefit of the DIP Lenders, the Fronting Banks and the Underwriters (in such capacities, the "DIP Agent"), the DIP Lenders agreed to extend credit to the Debtor as debtor in possession in the aggregate principal amount of up to $125 million in the form of revolving credit loans, standby letters of credit and documentary letters of credit; and

     WHEREAS, pursuant to the DIP Financing Order (as defined in the Credit Agreement), (i) the financing under the DIP Credit Agreement was approved by the Bankruptcy Court; (ii) the DIP Parties (as hereinafter defined) were granted superpriority claims and superpriority liens on all of the Debtor's assets subject only to valid and perfected prior Liens (as defined in the Credit Agreement) existing on the Filing Date in favor of third parties (other than the Pre-Petition Parties); and (iii) as part of the adequate protection ordered by the Bankruptcy Court, the Pre-Petition Parties were granted Liens on the properties and other assets subject to certain existing Liens in favor of UBS Mortgage Finance, Inc., as successor to The Prudential Insurance Company of America (together with UBS' successors and assigns, "UBS") and on all other collateral granted to the DIP Parties, subject only to the superpriority administrative claims and Liens granted to the DIP Parties and to other valid and perfected prior Liens existing on the Filing Date; and

     WHEREAS, the Debtor and the DIP Agent are parties to a Security and Pledge Agreement, dated as of July 21, 1997 (the "DIP Security Agreement"), pursuant to which the Debtor granted to the DIP Agent for its benefit and the benefit of the DIP Lenders, the Underwriters and the Fronting Banks (collectively, the "DIP Parties") a security interest in all of its assets, including the Pre-Petition Collateral, subject only to valid and perfected prior Liens existing on the Filing Date (other than the Liens granted to the Pre-Petition Agent for its benefit and the benefit of the Pre-Petition Parties) to secure the Debtor's obligations under the DIP Credit Agreement, the DIP Security Agreement and the other loan and security documents executed in connection therewith; and

     WHEREAS, on September 5, 1997, the Debtor filed its First Amended Plan of Reorganization with the Bankruptcy Court, which was modified on October 9, 1997 and confirmed by the Bankruptcy Court on November 19, 1997 (the "Plan of Reorganization"); and

     WHEREAS, pursuant to the Plan of Reorganization, the Debtor has merged with and into the Grantor on or before the Effective Date (as defined in the Credit Agreement); and

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Grantor, the Pre-Petition Parties and the DIP Parties are entering into an Amended and Restated Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

     WHEREAS, unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined; and

     WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement, that the Grantor shall have executed and delivered to the Agent this Amended and Restated Security and Pledge Agreement for its benefit and the benefit of the other Secured Parties.

     NOW, THEREFORE, in consideration of the premises and (i) in order to induce the Secured Parties to enter into the Credit Agreement, (ii) in order to induce the Lenders to restructure, to continue and/or to make their respective Loans pursuant to the Credit Agreement, (iii) in order to induce the Fronting Banks to continue to issue, and the New Revolving Lenders to continue to participate in, the Letters of Credit pursuant to the Credit Agreement, (iv) in consideration of the financial accommodation provided by the Hedging Bank and
(v) in order to induce the Cash Management Banks to continue to provide their respective cash management services for the Grantor's cash management operations, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantor hereby agrees with the Agent, for its benefit and the benefit of the other Secured Parties, as follows:

     SECTION 1. Grant of Security and Pledge. The Grantor hereby assumes the obligations of the Debtor under the Pre-Petition Security Agreements and the DIP Security Agreement and hereby transfers, grants, bargains, sells, conveys, hypothecates, assigns, pledges and sets over to the Agent for its benefit and the benefit of the Lenders, the Fronting Banks, the Underwriters, the Pre-Petition Lenders, the Letter of Credit Bank, the Pre-Petition Agent, the DIP Agent, the DIP Fronting Banks, the DIP Lenders, the Hedging Bank and the Cash Management Banks (collectively, together with the Agent, the "Secured Parties"), a perfected pledge of and security interest in all of the Grantor's right, title and interest in and to the following (collectively, the "Collateral"), which pledge and security interest shall be a first priority security interest and Lien senior to any and all other Liens, except that it shall be junior to Liens securing the Grantor's obligations under the UBS Loan Documents (as hereinafter defined) and Liens securing the Synthetic Lease Obligations, each to the extent in existence and perfected as of the date hereof and shall be subject to the prior rights of the Credit Card Banks (as hereinafter defined) under the GE Credit Program Documents (as hereinafter defined) with respect to certain accounts receivable, returned merchandise and general intangibles of the Grantor financed thereunder:

          (a) all present and future  accounts,  accounts  receivable  and other rights of the Grantor to payment for goods sold or leased or for services rendered, whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance (collectively, the "Accounts"); it being agreed that the security interest and Lien granted hereby in and on any Account representing a GECC Receivable, Contractor Receivable or Monogram Receivable (each as hereinafter defined) shall be subject and subordinate to perfected security interests in or Liens on such Accounts in favor of any Credit Card Bank, as well as to any rights of set-off or recoupment of the Credit Card Banks in respect of such Accounts;

          (b) all goods and merchandise now owned or hereafter acquired by the Grantor (wherever located, whether in the possession of the Grantor or of a bailee or other person for sale, storage, transit, processing, use or otherwise consisting of whole goods, components, supplies, materials, returned or repossessed goods or goods consigned by the Grantor to a third party) which are held for sale or lease or to be furnished (or have been furnished) under any contract of service or which are raw materials, work-in-process, finished goods or materials used or consumed in the business of the Grantor or processed by or on behalf of the Grantor, but expressly excluding inventory consigned to the Grantor by third parties (collectively, the "Inventory"); it being agreed that the security interest and Lien granted hereby in and on any Inventory constituting returned merchandise in respect of a Contractor Receivable or a Monogram Receivable shall be subject and subordinate to perfected security interests in or Liens on such Inventory in favor of any Credit Card Bank;

          (c) all machinery, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures (other than Fixtures as hereinafter defined) and trade fixtures, tools, tooling, molds, dies, vessels, aircraft and all other goods of every type and description (other than Inventory) which are used or bought for use primarily in business, in each instance whether now owned or hereafter acquired by the Grantor and wherever located (collectively, the "Equipment");

          (d) all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any State or other jurisdiction wherever located and whether now owned or hereafter acquired, and, in any event, shall include, without limitation, the vehicles listed on Schedule 1 hereto, and all tires and other appurtenances to any of the foregoing (collectively, the "Vehicles");

          (e) all contracts and contract rights of the Grantor, including, without limitation, all customer and supplier contracts, firm sale orders, rights under license and franchise agreements; all interest rate swap, cap or other interest rate protection arrangements, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified, as to which (i) the Grantor is to receive moneys due and/or to become due to it thereunder or in connection therewith, (ii) the Grantor is entitled to damages arising out of, or for, breach or default in respect thereof or (iii) the Grantor is entitled to perform and to exercise all remedies thereunder, but excluding any contract, agreement or license which prohibits the assignment or encumbrance by the Grantor of such contract, agreement or license (or of its rights thereunder), except to the extent that such prohibition would be ineffective pursuant to Section 9-318(4) of the Uniform Commercial Code of the State of New York (the "Code") as from time to time in effect (collectively, the "Contracts").

          (f) all rights, interests, choses in action, causes of action, claims and all other intangible property of the Grantor of every kind and nature (other than Accounts, Trademarks, Patents and Copyrights, each as defined herein), in each instance whether now owned or hereafter acquired by the Grantor, including, without limitation, all general intangibles; all corporate and other business records; all loans, royalties, and other obligations receivable; all inventions, designs, trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, copyrights, licenses, franchises, customer lists, credit files, correspondence, and advertising materials; all interests in partnerships and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property; all payments due or made to the Grantor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any Governmental Authority or other Person; all deposit accounts (general or special) with any bank or other financial institution; all credits with and other claims against carriers and shippers; all rights to indemnification; all reversionary interests in pension and profit sharing plans and all reversionary, beneficial and residual interests in trusts or in which the Grantor otherwise has an interest; all proceeds of insurance of which the Grantor is beneficiary; and all letters of credit, guaranties, Liens, security interests and other security held by or granted to the Grantor; and all other intangible property, whether or not similar to the foregoing; in each instance, however and wherever arising, but excluding any contract, agreement or license which prohibits the assignment or encumbrance by
the  Grantor  of  such  contract,   agreement  or  license  (or  of  its  rights
thereunder), except to the extent that such prohibition would be ineffective pursuant to Section 9-318(4) of the Code as from time to time in effect (collectively, the "General Intangibles"); it being agreed that the security interest and Lien granted hereby in and on any General Intangibles representing a GECC Receivable or other obligation of any Credit Card Bank to the Grantor shall be subject and subordinate to perfected security interests in or Liens on such General Intangible in favor of any Credit Card Bank, as well as to any rights of set-off or recoupment of such Credit Card Bank in respect of such General Intangible;

          (g) all goods which have become so related to particular real estate that an interest in them arises under real estate law (the "Fixtures"), it being agreed that the security interest and Lien of the Agent hereunder shall be junior to the Liens in favor of UBS pursuant to the UBS Loan Documents and the Liens in favor of the Synthetic Lease Banks (as hereinafter defined) pursuant to the Synthetic Lease Documents (as hereinafter defined), each to the extent in existence and perfected on the date hereof;

          (h) all chattel paper, all negotiable instruments (as defined in the Code as presently in effect), all certificated securities (as defined in the Code as presently in effect), all notes (including, but not limited to, the notes listed on Schedule 3 annexed hereto and made a part hereof and any notes or other instruments and documents hereafter pledged pursuant to a Note Pledge Supplement (as hereinafter defined)) and debt instruments and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, all bills of lading, warehouse receipts and documents of title (each as defined in the Code as presently in effect), other documents evidencing transport and other documents, in each instance whether now owned or hereafter acquired by the Grantor (collectively, the "Pledged Notes");

          (i) all property or interests in property now or hereafter acquired by the Grantor which may be owned or hereafter may come into the possession, custody or control of the Agent or any of the other Secured Parties or any agent or Affiliate of the Agent or any of the other Secured Parties in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise), and all rights and interests of the Grantor, whether now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; (ii) money (including all cash and cash equivalents held in the Letter of Credit Accounts);
(iii) proceeds of loans, including, without limitation, Loans made under the Credit Agreement; and (iv) insurance proceeds and books and records relating to any of the property covered by this Agreement; together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof;

          (j) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, prints and labels on which said trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision thereof (except for "intent to use" applications for trademark or service mark registrations filed pursuant to Section 1 (b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Section 1 (c) of said Act has been filed), all whether now owned or hereafter acquired by the Grantor, including, but not limited to, those described in Schedule 4 annexed hereto and made a part hereof, and all reissues, extensions or renewals thereof and all licenses thereof together, in each case, with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name and trade dress (all of the foregoing being herein referred to as the "Trademarks");

          (k) all letters patent of the United States or any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by the Grantor, including, but not limited to, those described in Schedule 5 annexed hereto and made apart hereof, and all reissues, continuations, continuations-in-part or extensions thereof and all licenses thereof (all of the foregoing being herein referred to as the "Patents");

          (l) all copyrights of the United States, or any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision thereof, all whether now owned or hereafter acquired by the Grantor, including, but not limited to, those described in Schedule 6 hereto and all renewals and extensions thereof and all licenses thereof (all of the foregoing being herein referred to as the "Copyrights");

          (m) all books, records, ledger cards, computer tapes and diskettes and other property at any time evidencing or relating to the Accounts,
Inventory, Equipment, Vehicles, Contracts, General Intangibles, Fixtures, Pledged Notes, Trademarks, Patents, Copyrights, Pledged Shares (as hereinafter defined) or any other Collateral;

          (n) (i) all the shares of capital stock owned by the Grantor listed on Schedule 7 hereto of the issuers listed thereon or of any other entity (individually, an "Issuer" and, collectively, the "Issuers") and all shares of capital stock or other equity securities of any Issuer obtained in the future by the Grantor (in each case whether certificated or uncertificated), and any certificates representing or evidencing such shares or other equity securities, which shall be pledged pursuant to a Stock Pledge Supplement (as hereinafter defined) (collectively, the "Pledged Shares"); (ii) subject to Section 9 below, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (i) and (ii) above; and
(iii) subject to Section 9 below, all rights and privileges of the Grantor, as applicable, with respect to the securities and other property referred to in clauses (i) and (ii) (the items referred to in clauses (i) through (iii) being collectively called the "Pledged Stock Collateral");

          (o) all other personal property of the Grantor, whether tangible or intangible, and whether now owned or hereafter acquired; and

          (p) all proceeds and products of any of the foregoing, in any form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

     As used herein, the following terms shall have the following meanings:

     "Contractor Receivables" shall mean those certain commercial credit accounts sold by the Grantor and its Subsidiaries (including any documents, instruments, chattel paper or intangibles evidencing any such transferred receivable or the transaction giving rise thereto) (i) pursuant to the terms of the GE Credit Program Documents or (ii) to any other Person pursuant to any similar contractual arrangement (but in such case solely to the extent such an arrangement is permitted by the Credit Agreement, including, without limitation,
Section 5.9 thereof).

     "Credit Card Banks" shall mean General Electric Credit Corporation and Monogram Credit Card Bank of Georgia.

     "GECC Receivables" shall mean receivables (including any documents, instruments, chattel paper or intangibles evidencing any such transferred receivable or the transaction giving rise thereto) (i) payable to the Grantor by Monogram Credit Card Bank of Georgia pursuant to the terms of the GE Credit Program Documents arising out of private label credit card sales of merchandise or services made by the Grantor or (ii) payable to the Grantor or purchased by any other Person pursuant to any similar contractual arrangement solely to the extent such an arrangement is permitted by the Credit Agreement (including, without limitation, Section 5.9 thereof).

     "GE Credit Program Documents" shall mean (a) the Amended and Restated Monogram Credit Card Bank of Georgia Program Agreement, dated as of July 20, 1997, between the Debtor and Monogram Credit Card Bank of Georgia, as such agreement has been or may hereafter be amended, amended and restated, supplemented or modified from time to time to the extent permitted by the Credit Agreement, together with any agreements entered into by the Grantor and Monogram Credit Card Bank of Georgia, or any Affiliate, in replacement of such agreement to the extent permitted by the Credit Agreement (including, without limitation, Section 5.9 thereof); and (b) the Second Amended and Restated Commercial Credit Account Purchase and Service Program Agreement, dated as of July 20, 1997, between the Debtor and General Electric Capital Corporation, as such agreement may hereafter be amended, amended and restated, supplemented or modified from time to time to the extent permitted by the Credit Agreement, together with any agreement entered into by the Grantor and General Electric Capital Corporation, or any Affiliate, in replacement of such agreement to the extent permitted by the Credit Agreement (including, without limitation, Section 5.9 thereof).

     "Monogram Receivables" shall mean all obligations now or hereafter owing to, and all rights now or hereafter acquired by, Monogram Credit Card Bank of Georgia arising out of any of the private label credit card sales referred to in clause (i) of the definition of "GECC Receivables."

     "Synthetic Lease Banks" shall mean the banks and financial institutions party to the Synthetic Lease Documents and their successors and assigns.

     "Synthetic Lease Documents" shall mean the Synthetic Lease Loan Agreement (as hereinafter defined), the Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing Statement from the Grantor in favor of the agent for the Synthetic Lease Banks for the Grantor's property located in Bloomington, Indiana and in Overland Park, Kansas and the Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing Statement from the Grantor in favor of the agent for the Synthetic Lease Banks for the Grantor's property located in Las Vegas, Nevada and any and all documents, agreements and instruments related thereto, each as amended, amended and restated, supplemented or otherwise modified to the extent permitted by the Credit Agreement.

     "Synthetic Lease Loan Agreement" shall mean that certain Loan Agreement, dated on or about the Effective Date, among the Grantor, the Synthetic Lease Banks and BA Leasing & Capital Corporation, as agent for the Synthetic Lease Banks, as amended, amended and restated, supplemented or otherwise modified to the extent permitted by the Credit Agreement.

     "UBS Loan Agreement" shall mean that certain Amended and Restated Loan Agreement, dated on or about the Effective Date, between the Grantor and UBS, as amended, amended and restated, supplemented or otherwise modified to the extent permitted by the Credit Agreement.

     "UBS Loan Documents" shall mean the UBS Loan Agreement, each of the mortgages and deeds of trust heretofore delivered by the Grantor to UBS, as such documents have been modified as of the Effective Date, with respect to the real property listed on Schedule 1.1(c) to the Credit Agreement, together with improvements, fixtures and appurtenances relating thereto, and any and all other documents, agreements and instruments relating thereto, each as amended, amended and restated, supplemented or otherwise modified to the extent permitted by the Credit Agreement.

     The Agent acknowledges that, for purposes of this Agreement, (i) the private label credit card sales and commercial account sales referred to in clause (i) of the definition of "GECC Receivables" constitute extensions of credit directly from Monogram Credit Card Bank of Georgia to cardholders or true sales of accounts and indebtedness from the Grantor to General Electric Capital Corporation, (ii) the Grantor has no right, title or interest in or to any Monogram Receivables or Contractor Receivables, except to the extent Grantor purchases such receivables pursuant to the terms of the GE Credit Program Documents and (iii) except to the extent so purchased by the Grantor, no Monogram Receivable or Contractor Receivable shall constitute Collateral (or any category of property included within the definition thereof) for purposes of this Agreement. The Agent agrees with the Grantor that neither the security interest created herein nor any related financing statements may be assigned by the Agent unless, prior to any such assignments, such financing statements are amended (a) to include the definition of "GE Credit Program Documents" set forth herein, and (b) specifically to exclude the Monogram Receivables and the Contractor Receivables from the collateral covered by such financing statements.

     Subject to the terms and conditions and relying on the representations, warranties and covenants set forth herein and in the other Loan Documents, the Pre-Petition Security Agreements and the DIP Security Agreement are hereby amended and restated in their entirety and each reference to this Agreement shall be deemed to include a reference to the Pre-Petition Security Agreements and the DIP Security Agreement, each as amended and restated hereby. The
Borrower agrees that the Liens and security interests granted under the Pre-Petition Security Agreements, the DIP Security Agreement and the DIP Financing Order, and the Debtor's obligations thereunder and in respect thereof, are continuing, valid and enforceable and are not subject to any defense, counterclaim, setoff or cause of action of any kind whatsoever.

     SECTION 2. Security for Secured Obligations. This Agreement and the Collateral secure the prompt and complete payment and performance when due of all obligations of the Grantor, now or hereafter existing, under, or arising, out of or in connection with the Credit Agreement, the Notes, the Letters of Credit and the other Loan Documents, and any other document made, delivered or given in connection therewith or herewith, in each case, whether for principal, interest, fees, expenses or otherwise, including (without limitation) all obligations of the Grantor now or hereafter existing under or in respect of this Agreement, including, but not limited to, (a) the due and punctual payment of principal of and interest on the Loans and the Notes and the reimbursement of all amounts drawn under Letters of Credit (including, without limitation, all interest accruing or payable at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing or payable at the then applicable rate provided in the Credit Agreement or other applicable agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Grantor), and
(b) the due and punctual payment of the Fees, indemnities, costs, expenses and all other present and future, fixed or contingent, direct or indirect, monetary obligations, including, without limitation, any of the Secured Parties'
attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses that are required to be paid by the Grantor to or on behalf of the Lenders, the Fronting Banks, the Underwriters and the Agent under the Loan Documents or to any of the other Secured Parties under the agreements in respect of the Hedging Obligations or the Cash Management Obligations (all such obligations of the Grantor being herein called the "Secured Obligations").

     SECTION 3. Delivery of Pledged Stock Collateral and Pledged Notes; Other Action. Upon written request by the Agent, all certificates or instruments representing or evidencing the Pledged Stock Collateral and the Pledged Notes shall be delivered to and held by the Agent pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. Upon the occurrence and during the continuance of any Event of Default, the Agent shall have the right (for the ratable benefit of the Secured Parties), at any time in its discretion and without notice to the Grantor, to transfer to or to register or cause to be registered in the name of the Agent or any of its nominees any or all of the Pledged Stock Collateral and any or all of the Pledged Notes.

     SECTION 4. Representations and Warranties. The Grantor represents and warrants as follows:

          (a) Locations of Inventory and Equipment; Chief Executive Office; Locations of Accounts; Teadenames. As of the Effective Date, all of the Inventory and/or Equipment is located at the places mes specified in Schedule 8 hereto. The chief places of business and chief executive offices of the Grantor and the offices where the Grantor keeps its records concerning any Accounts and all originals of all chattel paper which evidence any Account are located at the places specified in Schedule 9 hereto. All trade names under which the Grantor has sold and will sell Inventory are listed on Schedule 4 hereto.

          (b) Title; No Other Liens. The Grantor owns the Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interest created by this Agreement and except as permitted under
Section 6.1 of the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except (x) such as may have been filed in favor of the Pre-Petition Agent relating to the Pre-Petition Credit Agreement or in favor of the Agent relating to this Agreement and (y) in favor of any holder of a Lien otherwise permitted under Section 6.1 of the Credit Agreement.

          (c) Trademarks, Patents and Copyrights. As of the Effective Date, the Grantor does not own any material Trademarks, Patents or Copyrights or have any material Trademarks, Patents or Copyrights registered in, or the subject of pending applications in, the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, other than those described in Schedules 4, 5 and 6 hereto. The registrations for the Collateral disclosed on such Schedules 4, 5 and 6 hereto are valid, subsisting, unexpired, enforceable and have not been abandoned. Except as set forth on Schedule 4 hereto, none of such Trademarks is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any such Trademark or the Grantor's ownership thereof. No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any such Trademark, or (ii) which, if adversely determined, would have a Material Adverse Effect on the value of any such Trademark or the Grantor's ownership thereof. None of the material Patents or Copyrights has been abandoned or dedicated.

          (d) Pledged Shares. The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

          (e) Title to Shares; No Other Liens on Pledged Shares. The Grantor is the legal and beneficial owner of the Pledged Shares described on Schedule 7 free and clear of any lien, security interest, option or other charge or encumbrance, except for the security interest created by this Agreement, the security interest in favor of the Pre-Petition Agent created by the Pre-Petition Security Agreements, the security interest in favor of the DIP Agent created by the DIP Security

Agreement, and the superpriority claims and Liens created by the DIP Financing Order and except as disclosed on Schedule 7.

          (f) Issuers of Pledged Stock. The Pledged Shares described in Section 1(n) hereof constitute all of the issued and outstanding shares of stock of each of the Issuers (other than any Issuer which is unaffiliated with the Grantor, hereinafter, an "Unaffiliated Issuer") and no Issuer (other than any Unaffiliated Issuer) is under any contractual obligation to issue any additional shares of stock or any other securities, rights or indebtedness.

          (g) Vehicles. The Vehicles listed on Schedule 1 hereto constitute a complete and correct list of all Vehicles owned by the Grantor as of the Effective Date.

          (h) Pledged Notes. The Pledged Notes delivered at any time by the Grantor to the Agent in accordance with this Agreement and the Credit Agreement shall at all times constitute all of the Pledged Notes owned by the Grantor at each such time.

          (i) No Consent. Except for the Confirmation Order and the filings referred to in Section 4(j) below, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the grant and pledge by the Grantor of the security interests granted hereby or for the execution, delivery or performance of this Agreement by the Grantor.

          (j) Perfected First Priority Liens. Except with respect to any money not held by a Secured Party and any Accounts owing from Governmental Authorities in which a security interest cannot be perfected under the Code, upon the filing in the proper locations of appropriate financing statements under the UCC (as defined in the Credit Agreement), the filing of notices of lien or other documents with pertinent state motor vehicle offices (with respect to Vehicles), the filing of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office (with respect to Patents (if any), Trademarks and Copyrights) and the transfer of possession to the Agent of any Pledged Notes and Pledged Shares, a security interest in which must be perfected by possession, the Liens granted pursuant to this Agreement (i) constitute perfected Liens on the Collateral in favor of the Agent, for its benefit and the benefit of the other Secured Parties, which are prior to all other Liens on the Collateral (except for any Liens permitted under Section 6.1 of the Credit Agreement and Liens which may be entitled to priority by operation of law) created or allowed by the Grantor and in existence on the date hereof and (ii) are enforceable as prior perfected Liens against all creditors of and purchasers from the Grantor (other than purchasers of Inventory sold in the ordinary course of the Grantor's business and other than unrelated third party purchasers with respect to other asset dispositions permitted by Section 6.3 of the Credit Agreement) and against any owner or purchaser of the real property where any of the Inventory or Equipment is located and any present or future creditor of the Grantor (other than any holder of a purchase money lien on Inventory permitted by Section 6.1(v) of the Credit Agreement to the extent provided in clause (v) of the definition of Permitted Liens), or such owner or purchaser, obtaining a Lien on the Collateral.

          (k) Accounts. Any amount which is at any time represented by the Grantor to the Lenders as owing by each account debtor in respect of any Account constituting part of the Collateral will at such time be the correct amount actually owing by such account debtor thereunder. No amount payable to the Grantor under or in connection with any Account is evidenced by any negotiable instrument or chattel paper which has not been delivered to the Agent.

          (l) Contracts. No consent of any party (other than the Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement. To the best of the Grantor's knowledge after due inquiry, each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or authorization of, filing with or other act by or in respect of any Governmental Authority or, to the best of the Grantor's knowledge after due inquiry, any other party to such Contract is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by the Grantor, other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature. Neither the Grantor nor (to the best of the Grantor's knowledge after due inquiry) any other party to any Contract is in default or is likely to become in default in the performance or observance of any of the terms thereof. The Grantor has fully performed all its obligations to date under each Contract. The right, title and interest of the Grantor in, to and under each Contract are not, to the best of the Grantor's knowledge after due inquiry, subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such Contract as Collateral, nor have any of the foregoing been asserted or alleged against the Grantor as to any Contract. The Grantor has delivered to the Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto. No amount payable to the Grantor under or in connection with any Contract is evidenced by any instrument or chattel paper which has not been delivered to the Agent.

          (m) Farm Products. None of the Collateral constitutes, or is the Proceeds of, crops or livestock or supplies used or produced in farming operations or, if they are products of crops or livestock in their unmanufactured states, they are not in the possession of a debtor engaged in raising, fattening, grazing or other farming operations.

          (n)  Governmental   Obligors.   On  the  Effective  Date,  less  than
$1,000,000 of the Accounts of the Grantor are owed to the Grantor by obligors which are Governmental Authorities.

          (o) Bank Accounts. Schedule 10 sets forth the location of each cash concentration account and all significant operating accounts and demand deposit accounts used for paying and receiving purposes in the ordinary course of the Grantor's business.

          (p)  Survival  of   Representations   and  Warranties.   All  of  the
representations and warranties made in this Section 4 shall survive the execution and delivery hereof, the making of the Loans, the issuance of the Letters of Credit, the issuance and delivery to the Lenders of the Notes and the expiration or termination of the Total Commitments regardless of any investigation made by or on behalf of any Secured Party and shall be deemed to be repeated and confirmed on the date of the making of each New Revolving Loan or the issuance of each Letter of Credit and each time any additional Collateral becomes subject to pledge hereunder.

     SECTION 5. Compliance with Laws; Further Assurances; Certain Covenants.

          (a) Compliance with Requirements of Law. The Grantor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Grantor's business except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply would not have a Material Adverse Effect; provided, that the Grantor must comply with any Requirement of Law if the failure to do so would adversely affect the Secured Parties' rights in the Collateral or the priority of their Liens on the Collateral.

          (b) Financing Statements, etc. The Grantor agrees that from time to time, at the expense of the Grantor, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce any of its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. The Grantor will not change its name (or any name under which it does business), identity or corporate structure to such an extent that any financing statement filed by the Agent in connection with this Agreement would become seriously misleading and will not move any of the Collateral to a location which would cause the Agent's Lien thereon to be adversely affected unless all necessary filings have been timely made to avoid such result. The Grantor hereby authorizes the Agent to file one or more financing or continuation statements and amendments thereto, relative to all or any part of the Collateral without signature of the Grantor where permitted by law.

          (c) Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any instrument or chattel paper, such instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

          (d) Maintenance of Recods; Identification of Collateral. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records with respect to the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. The Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

          (e) Note Pledge Supplements. The Grantor hereby agrees from time to time hereafter, that upon the acquisition or creation of any Pledged Notes, it will execute and deliver to the Agent, for its benefit and the benefit of the other Secured Parties, a Note Pledge Supplement substantially in the form of Annex A hereto (each, a "Note Pledge Supplement"), and will deliver such Pledged Notes, in each case, accompanied by appropriate endorsements executed in blank.

          (f) Stock Pledge Supplements. The Grantor hereby agrees from time to time hereafter, that upon the acquisition of or investment in any Subsidiary of the Grantor or in any other Issuer, it will execute and deliver to the Agent, for its benefit and the benefit of the other Secured Parties, a Stock Pledge Agreement Supplement, substantially in the form of Annex B hereto (each, a "Stock Pledge Supplement"), and will deliver any additional certificated capital stock or other equity securities issued to the Grantor, in each case accompanied by appropriate endorsements executed in blank and, in the case of any uncertificated capital stock or other equity securities, will take or cause to be taken, all actions which may be necessary or may be reasonably requested by the Agent to perfect and preserve the security interest therein granted or purported to be granted hereby.

          (g) Defense of Agent's Rights. The Grantor agrees to defend the Agent's right, title and interest in and to, lien on and security interest in the Pledged Shares and the Pledged Notes against the claims and demands of all Persons whomsoever.

          (h) Uncertificated Equity Interests. If an Issuer of Pledged Shares is incorporated in a jurisdiction which does not permit the use of certificates to evidence equity ownership or if any of the Pledged Shares are not evidenced by certificates for any other reason, then the Grantor shall, to the extent permitted by applicable law, (i) record such pledge on the stock register of the Issuer, (ii) execute any customary stock pledge forms or other documents or
(iii) take such other action as may be necessary to complete the pledge and give the Agent the right to transfer the Pledged Shares under the terms hereof and, in each such case, provide to the Agent an opinion of counsel, in form and substance satisfactory to it, in its judgment reasonably exercised, confirming the validity and perfection of such pledge.

          (i) Access to Books and Records; Right of Inspection. The Secured Parties shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Grantor, and the Secured Parties and their representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Secured Parties at the Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Secured Parties and their representatives shall at all times also have the right to enter into and upon any premises where any of the Equipment or the Inventory or any other Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting their interests therein.

          (j) Payment of Obligations. The Grantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the Grantor is permitted not to do so pursuant to the Credit Agreement.

          (k)  Notices.  The  Grantor  will  advise  the  Agent  promptly,   in
reasonable detail, at the Agent's address set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted pursuant to Section
6.1 of the Credit Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have an adverse effect on the value of any material portion of the Collateral or on the Liens created hereunder.

     SECTION 6. As to Equipment and Inventory.

          (a) Locations. The Grantor shall keep the Equipment and Inventory (other than Inventory which has been sold in the ordinary course of business) at the places specified therefor in Schedule 8 hereto or, upon 30 days' prior written notice to the Agent, at other places in jurisdictions where all action required by Section 5(b) shall have been taken to assure the continuation of the perfection of the security interest of the Agent (for its benefit and the benefit of the other Secured Parties) with respect to the Equipment and Inventory.

          (b) Maintenance. The Grantor shall maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Equipment and, to the extent such Equipment is not obsolete, make or cause to be made all appropriate repairs, renewals and replacements thereof consistent with the past practice of the Grantor, as quickly as practicable after the occurrence of any loss or damage thereto.

          (c) Records, Physical Count and Other Inventory Covenants. With respect to the Inventory: (i) the Grantor shall at all times maintain records with respect to Inventory reasonably satisfactory to the Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the Grantor's cost therefor and daily withdrawals therefrom and additions thereto; (ii) the Grantor shall conduct a physical count of the Inventory at least once each year, but at any time or times as the Agent may request on or after an Event of Default occurs and is continuing or at any time when the Grantor shall not have Required Inventory, and promptly following each such physical inventory shall supply the Agent with a report in the form and with such specificity as may be reasonably satisfactory to the Agent concerning such physical count; (iii) the Grantor shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of the Agent, except for sales of Inventory and returns of Inventory to vendors, in each case in the ordinary course of the Grantor's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (iv) in addition to the requirements set forth above, upon the Agent's request, the Grantor shall, at its expense, conduct through the Asset Support Group or another inventory counting service reasonably acceptable to the Agent, or shall, at the Grantor's expense, permit the Agent to conduct (if the Agent so elects), a physical count of the Inventory in form, scope and methodology reasonably acceptable to the Agent no more than once in any twelve (12) month period, but at any time or times as the Agent may request on or after an Event of Default occurs and is continuing or at any time when the Grantor shall not have Required Inventory, the results of which shall be reported directly by such inventory counting service to the Agent and the Grantor shall promptly deliver confirmation in a form satisfactory to the Agent that appropriate adjustments have been made to the Inventory records of the Grantor to reconcile the Inventory count to the Grantor's Inventory records; (v) the Grantor shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable Requirements of Law (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders related thereto); (vi) the Grantor shall retain all of its responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory;
(vii) the Grantor shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate the Grantor to repurchase such Inventory (other than in the ordinary course of business consistent with past practices and policies of the Grantor or then current market practice) and (viii) the Grantor shall keep the Inventory in good and marketable condition.

     SECTION 7. As to Accounts and Contracts.

          (a) Locations. The Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts, and the offices where it keeps all originals of all chattel paper which evidence Accounts, at the location therefor specified in Section 4(a) or, upon 30 days' prior written notice to the Agent, at such other locations in a jurisdiction where all actions required by Section 5(b) shall have been taken with respect to the Accounts.

          (b) Amendments; diligence as to Rights; Notices. The Grantor will not
(i) amend, modify, terminate or waive any provision of any Contract or any agreement giving rise to a material Account in any manner which could reasonably be expected to affect adversely the value of such Contract or material Account as Collateral, (ii) fail to exercise promptly and diligently each and every substantive right which it may have under each Contract or material Account (other than any right of termination) or (iii) fail to deliver to the Agent a copy of each substantive demand, notice or document received by it relating in any way to any Contract or material Account.

          (c) Collections. Except as otherwise provided in this subsection (c), the Grantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to the Grantor under the Accounts and, prior to the occurrence of an Event of Default, the Grantor shall have the right to adjust, settle or compromise the amount or payment of any Account, or to release wholly or partly any account debtor or obligor thereon, or to allow any credit or discount thereon, all in accordance with its customary practices. Other than in the ordinary course of business, the Grantor will not grant any extension of the time of payment of any of the Accounts, compromise or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon. In connection with such collections, the Grantor may, upon the occurrence and during the continuation of an Event of Default, take (and at the direction of the Agent shall take) such action as the Grantor or the Agent may reasonably deem necessary or advisable to enforce collection of the

Accounts; provided, that following the occurrence and during the continuation of an Event of Default, (x) upon the request of the Agent, the Grantor shall notify account debtors on the Accounts and the parties to the Contracts or (y) upon written notice by the Agent to the Grantor of its intention so to do, the Agent shall have the right to notify the account debtors or obligors under any such Accounts or Contracts, in each case, that the Accounts and Contracts have been assigned to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Agent and, upon such notification and at the expense of the Grantor, to enforce collection of any such Accounts or Contracts, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for payment of moneys due under any Account or Contract, to file any claim or take any other action or proceeding in any court of law or equity otherwise deemed appropriate by the Agent for the purpose of collecting any such money and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice referred to in the proviso to the preceding sentence,
(i) all amounts and proceeds (including instruments) received by the Grantor in respect of the Accounts or Contracts shall be received in trust for the benefit of the Agent (for its benefit and the benefit of the other Secured Parties) hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (A) released to the Grantor if such Event of Default shall have been cured or waived or (B) if such Event of Default shall be continuing, paid to the Agent and applied to the Secured Obligations, in the order provided in Section 7.2 of the Credit Agreement, and (ii) the Grantor shall not adjust, settle or compromise the amount or payment of any Account or under any Contract, or release wholly or partly any account debtor or obligor thereon, or allow any credit or discount thereon.

          (d) Test Verifications. The Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantor shall furnish all such assistance and information as the Agent may reasonably require in connection therewith. At any time and from time to time, upon the Agent's request and at the expense of the Grantor, the Grantor shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

          (e)   Liability   of  Grantor.   Anything   herein  to  the  contrary
notwithstanding, the Grantor shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract. None of the Secured Parties shall have any obligation or liability under any Account (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Agreement or the receipt by such Secured Party of any payment relating to such Account or Contract pursuant hereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (f) Compliance with Terms of Contracts, etc. The Grantor will perform and comply in all material respects with all its obligations under the Contracts and all its other contractual obligations relating to the Collateral.

     SECTION 8. As to Trademarks, Patents and Copyrights.

          (a) Use of Trademarks. Except with respect to any Trademark that the Grantor shall reasonably determine is of negligible economic value to it (and so advise the Agent in writing), the Grantor shall, either itself or through licensees, (i) continue to use the Trademarks on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain the Trademarks in full force free from any claim of abandonment for nonuse, (ii) maintain as in the past the quality of products and services offered under the Trademarks, (iii) employ the Trademarks with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of the Trademarks unless the Agent shall obtain a perfected security interest therein pursuant to this Agreement and (v) not (and will not permit any licensee or sublicensees thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

          (b) No Abandonment, Dedication, etc. The Grantor will not do any act, or omit to do any act, whereby the Trademarks, Patents or Copyrights may become abandoned or dedicated. The Grantor shall notify the Agent immediately if it knows of any reason or has reason to know that any application or registration may become abandoned or dedicated or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, or any court or tribunal in any country) regarding the Grantor's ownership of any Trademark, Patent or Copyright or its right to register the same or to keep and maintain the same.

          (c) Filings. The Grantor will not, either itself or through any agent, employee, licensee or designee, (i) file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof or for the registration of any Copyright with the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof or (ii) file any assignment of any Patent or Trademark, which the Grantor may acquire from a third party, with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof or of any Copyright which the Grantor may acquire from a third party, with the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless the Grantor shall, within 15 days after the date of any such filing, notify the Agent thereof, and, upon request of the Agent, execute and deliver any and all assignments, agreements, instruments, documents and papers as the Agent may request to evidence the Agent's interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of the Grantor relating thereto or represented thereby, and the Grantor hereby constitutes the Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all lawful acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the payment in full in cash and the performance of all of the Secured Obligations, the expiration or cancellation of all of the Letters of Credit and the expiration or termination of the Total Commitments. The Grantor shall not sell Inventory under any other Trademark without providing the Agent 30 days' prior written notice of its intention to do so.

          (d) Maintenance of Registrations, etc. The Grantor will take all reasonable and necessary steps in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain each application and registration of all material Trademarks, Patents and Copyrights, including, without limitation, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

          (e) Further Assurances. The Grantor will perform all acts and execute and deliver all further instruments and documents, including, without limitation, assignments for security in form suitable for filing with the United States Patent and Trademark Office, and the United States Copyright Office, or any similar office or agency in any other country or any political subdivision thereof, as may be reasonably requested by the Agent at any time to evidence, perfect, maintain, record and enforce the Agent's interest in all material Trademarks, Patents and Copyrights or otherwise in furtherance of the provisions of this Agreement, and the Grantor hereby authorizes the Agent to execute and file one or more financing statements (and similar documents) or copies thereof or of this Agreement with respect to material Patents, Trademarks and Copyrights signed only by the Agent.

          (f) Infringement, Misappropriation or Dilution Suits. In the event that any Patent, Trademark or Copyright included in the Collateral is infringed, misappropriated or diluted by a third party, the Grantor shall promptly notify the Agent after the Grantor learns thereof and shall, unless the Grantor shall reasonably determine that such Patent, Trademark or Copyright is of negligible economic value to the Grantor (which determination the Grantor shall promptly report to the Agent), promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as the Grantor shall reasonably deem appropriate or the Agent may reasonably request under the circumstances to protect such Patent, Trademark or Copyright.

          (g) Notification as to Trademark confusion. The Grantor will, upon acquiring knowledge of any use by any Person of any term or design likely to cause confusion with any material Trademark, promptly notify the Agent of such use and, if requested by the Agent, shall join with the Agent, at the Grantor's expense, in such action as the Agent, in its reasonable discretion, may deem advisable for the protection of the Agent's interest in and to the Trademarks.

     SECTION 9.  As to the Pledged Stock Collateral; Voting Rights; Dividends;
Etc.

               (a) So long as no Event of Default shall have occurred and be continuing:

               (i) the Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Stock Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, that the Grantor shall not exercise or shall refrain from exercising any such right if, in the Agent's reasonable judgment, such action would have a material adverse effect on the value of the Pledged Stock Collateral or any part thereof;

               (ii) notwithstanding the provisions of Section 1(n) hereof, the Grantor shall be entitled to receive and retain any and all dividends paid in respect of the Pledged Stock Collateral; provided, that any and all

                    (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Stock Collateral, and

                    (B) dividends and other distributions paid or payable in cash in respect of any Pledged Stock Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, shall be, and shall be forthwith delivered to the Agent to hold as, Pledged Stock Collateral and shall, if received by the Grantor, be received in trust for the benefit of the Agent and the other Secured Parties, be segregated from the other property or funds of the Grantor, and be forthwith delivered to the Agent as Pledged Stock Collateral in the same form as so received (with any necessary endorsement); and

               (iii) the Agent shall execute and deliver (or cause to be executed and delivered) to the Grantor all such proxies and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above;

          (b) upon the  occurrence  and during the  continuance  of an Event of
          Default:

               (i) upon written notice from the Agent to the Grantor to such effect, all rights of the Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 9(a)(i) and to receive the dividends which it would otherwise be authorized to receive and retain pursuant to
          Section 9(a)(ii) shall cease, and all such rights shall thereupon become vested in the Agent, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Stock Collateral any such dividends; and

               (ii) all dividends which are received by the Grantor contrary to the provisions of paragraph (b)(i) of this Section shall be received in trust for the benefit of the Agent and the other Secured Parties, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Agent as Pledged Stock Collateral in the same form as so received (with any necessary endorsement).

     SECTION 10. As to Pledged Notes. In case, upon the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of the maker of any of the Pledged Notes or the merger or consolidation of any such maker with and into another Person, any sum or other property shall be paid or distributed with respect to any of the Pledged Notes, and such sum or property shall be paid or distributed on account of the principal of any of the Pledged Notes, such sum and property shall be paid over or delivered to the Agent to be held by the Agent as additional Collateral hereunder unless any such sum or property shall constitute cash in which case, so long as there shall exist no Default or Event of Default and the Grantor shall have Required Inventory, such cash shall be paid to the Agent to be applied to the payment of the Secured Obligations as provided in Section 2.12(g) of the Credit Agreement. If there shall exist a Default or an Event of Default or the Grantor shall not have Required Inventory, such cash shall be paid to the Agent to be applied to the Secured Obligations in the order provided in Section 7.2 of the Credit Agreement. All of the foregoing property (other than cash) shall constitute Pledged Notes for all purposes hereof.

     SECTION 11. Vehicles. The Grantor will maintain each Vehicle in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose. Promptly after the date hereof (and, with respect to any Vehicles acquired by the Grantor subsequent to the date hereof promptly after the date of acquisition), all applications for certificates of title indicating the Agent's first priority Lien on the Vehicle covered by such certificate, and any other necessary documentation, shall be filed by the Grantor in each office in each jurisdiction which the Agent shall deem advisable to perfect or protect its Liens on the Vehicles. In connection with the foregoing, the Grantor shall notify the Agent, in writing, promptly, but in any event within 30 days after the date of acquisition, of each Vehicle acquired subsequent to the date hereof.

     SECTION 12. Insurance. The Grantor shall, at its own expense, maintain insurance with respect to the Inventory, Equipment, Vehicles and any other customarily insured Collateral in such amounts, against such risks, in such form and with such insurers, as is provided for in Section 5.3 of the Credit Agreement. Without limiting the provisions of Section 5.3 of the Credit
Agreement, upon the occurrence and during the continuance of any Event of Default or at any time when the Grantor shall not have Required Inventory, all insurance payments in respect of such Inventory and Equipment shall be held, paid to the Agent and applied to the Secured Obligations in the order provided in Section 7.2 of the Credit Agreement.

     SECTION 13. Dispositions of Collateral; Liens; Additional Shares; Other Agreements.

          (a) Disposition of Collateral. The Grantor shall not sell, transfer, lease, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except for dispositions otherwise permitted by the Credit Agreement.

          (b) Liens. The Grantor shall not create, incur or suffer to exist, will defend the Collateral against and will take such other action as is necessary to remove, any Lien, or other claim upon or with respect to any of the Collateral to secure any obligation of any Person or entity, except for the security interest created by this Agreement and as otherwise permitted by the Credit Agreement, and will defend the right, title and interest of the Agent and the other Secured Parties in and to any of the Collateral against the claims and demands of all Persons whomsoever.

          (c) No Issuance of Stock. The Grantor agrees that it will (i) cause each of the Issuers (other than any Unaffiliated Issuer) not to issue any stock or other securities in addition to or substitution for the Pledged Shares issued by such Issuer, except to the Grantor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all such additional shares of stock or other securities of each Issuer of the Pledged Shares.

          (d) Other Agreements. The Grantor is not and will not become a party to or otherwise be bound by any agreement, other than this Agreement and the other Loan Documents, which restricts in any manner the rights of any present or future holder of any of the Collateral other than the UBS Loan Agreement, the GE Credit Program Documents and the Synthetic Lease Documents.

     SECTION 14. Agent's Appointment as Attorney-in-Fact. The Grantor hereby irrevocably appoints the Agent and any officer or agent thereof with full power of substitution, the Grantor's attorney-in-fact (which appointment shall be irrevocable until the payment in full in cash and the performance of all of the Secured Obligations, the expiration or cancellation of all of the Letters of Credit and the expiration or termination of the Total Commitments and deemed coupled with an interest), with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Agent's discretion, upon and during the occurrence and continuation of an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

               (i) to obtain and adjust insurance required to be paid to the Agent pursuant to Section 12 or pursuant to Section 5.3 of the Credit Agreement;

               (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys, claims and other amounts due and to become due under or in respect of any of the Collateral (including, without limitation, any Pledged Notes) and to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

               (iii) to receive, endorse, and collect any checks, drafts, notes, acceptances or other instruments, any invoices, freight or express bills, bills of lading, storage, warehouse receipts, assignments, verifications, notices or other documents and chattel paper, in connection with clause (i) or (ii) above;

               (iv) to receive, endorse and collect all instruments made payable to the Grantor representing any dividend or other distribution in respect of the Pledged Stock Collateral or any part thereof and to give full discharge for the same;

               (v) to file any claims or take any action or institute or defend any suit, action or proceeding at law or in equity which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral;

               (vi) to direct any party liable for any payment in respect of or arising out of any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct;

               (vii) to settle, compromise or adjust any suit, action or proceeding described in clause (v) above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate;


               (viii) to set off or cause to be set off amounts in any account maintained with any Secured Party or otherwise enforce rights against any of the Collateral in the possession of any Secured Party; (1)

               (ix) to pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral (except where the Grantor is not required to discharge such tax or Lien pursuant to the provisions of this Agreement or the Credit Agreement), to effect any repairs or any insurance called for by the terms of this Agreement or the Credit Agreement, to adjust the same and to pay all or any part of the premiums therefor and the costs thereof;

               (x) to assign any Trademark, Patent or Copyright (along with the goodwill of the business to which any such Trademark, Patent or Copyright pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and

               (xi) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

     The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

     SECTION 15. Other Powers; Agent May Perform.

          (a) The Grantor also authorizes the Agent at any time and from time to time to execute, in connection with any sale pursuant to Section 17 hereof, any endorsements, assignments or other instruments of conveyance or any transfer with respect to any Collateral.

          (b) If the Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantor under Section 18. If the Grantor fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Agreement, the Credit Agreement or any other Loan Document, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the Alternate Base Rate at the time of such failure to perform or comply, shall be payable by the Grantor to the Agent on demand and shall constitute Secured Obligations secured hereby.

     SECTION 16. Limitation of Duty on the Part of Agent or Other Secured Parties; Release.

          (a) Duties. The powers conferred on the Agent hereunder are solely to protect its interest and the interests of the other Secured Parties in the Collateral and shall not impose any duty upon it or them to exercise any such powers. Except for the safe custody of any Collateral in the possession of any of them and the accounting for moneys actually received by any of them hereunder, neither the Agent nor any of the other Secured Parties shall have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, including, without limitation, ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Stock Collateral, whether or not the Agent has or is deemed to have knowledge of such matters. Neither the Agent, nor any of the other Secured Parties, nor any of their respective directors, officers, employees, attorneys, agents, advisors, attorneys-in-fact, experts and Affiliates shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise.

          (b) Release. The Grantor releases the Agent and the other Secured Parties and each of their respective directors, officers, employees, attorneys, agents, advisors, attorneys-in-fact, experts and Affiliates, from and against any and all penalties, fines, expenses, losses, settlements, costs, claims, causes of action, debts, dues, sums of money, accounts, accountings, reckonings, acts, omissions, demands, liabilities, obligations, damages, actions, judgments, suits proceedings or disbursements of any kind or nature whatsoever, known or unknown, contingent or otherwise which may be imposed on, incurred by or asserted against any of them in any way relating to or arising out of or with respect to this Agreement, the Collateral, and/or any actions taken or omitted to be taken by the Agent or any of the other Secured Parties with respect thereto (except to the extent that any of the foregoing arises solely from the gross negligence or willful misconduct of the party which would be so released as determined by a final order or judgment of a court of competent jurisdiction), and the Grantor hereby agrees to hold the Secured Parties and their respective directors, officers, employees, attorneys, agents, advisors, attorneys-in-fact, experts and Affiliates harmless from and against any and all penalties, fines, expenses, losses, settlements, costs, claims, causes of action, debts, dues, sums of money, accounts, accountings, reckonings, acts, omissions, demands, liabilities, obligations, damages, actions, judgments, suits, proceedings or disbursements of any kind or nature whatsoever, known or unknown, contingent or otherwise which may be imposed on, incurred by or asserted against any of them.

          (c) Survival of Agreements. The agreements of the Grantor contained in this Section shall survive the payment in full in cash and the performance of all of the Secured Obligations, the expiration or cancellation of all of the Letters of Credit, the expiration or termination of the Total Commitments and the termination of the security interests granted hereby.

     SECTION 17. Remedies. If any Event of Default shall have occurred and be continuing, then, subject to the provisions of Section 7.1 of the Credit
Agreement:

          (a) General. The Agent, on behalf of the Secured Parties may exercise, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code, as then in effect in the jurisdiction in which such rights are exercised. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any of the Secured Parties or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but none of the Secured Parties shall incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. To the extent permitted by applicable law, in no event shall the obligations of the Grantor to any of the Secured Parties be credited with any part of the proceeds of sale of any Collateral until cash payment thereof has actually been received by the Agent. The Agent shall not be obligated to make any such sale pursuant to any notice thereof, but may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. Any of the Secured Parties shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, and each Secured Party shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person (or, in the case of the Agent, any or all of the Secured Obligations owed to the Secured Parties) as a credit on account of the purchase price payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the full extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Grantor further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Grantor's premises or elsewhere. The Agent shall, at such time or times as it determines, apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys' or other agents' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in the order provided in Section 7.2 of the Credit Agreement and, only after such application and after the payment by the Agent of any other amounts required by any provision of law to be paid to third parties, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against any of the Secured Parties arising out of the exercise by any of them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition; provided, that no demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Collateral which threatens to decline speedily in value or which is of a type customarily sold on a recognized market. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to satisfy the Secured Obligations in full and the fees and disbursements of any attorneys or other agents employed by any of the Secured Parties to collect such deficiency.


          (b) Suits. The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests granted hereby and sell the Collateral, or any portion thereof, under one or more judgments or decrees of a court or courts of competent jurisdiction.

          (c) Pledged Notes. The Agent may in its discretion hold any or all of the Pledged Notes until maturity and receive any payments therefrom for its benefit and the benefit of the other Secured Parties or may sell any or all of such Pledged Notes in public or private sale.

          (d) Use of Patents, Copyrights or Trademarks. The Agent may instruct the Grantor not to make any further use of the Patents, Copyrights or Trademarks or any mark similar thereto for any purpose.

          (e) Licensing. The Agent may license, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any of the Trademarks, Patents or Copyrights throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine.

          (f) Enforcement of Remedies against Licensees or Sublicensees. The Agent may (without assuming any obligations or liability thereunder), at any time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Grantor in, to and under any one or more license agreements with respect to any of the Collateral, and take or refrain from taking any action under any thereof, and the Grantor hereby releases the Agent and the other Secured Parties from, and agrees to hold the Agent and the other Secured Parties free and harmless from and against any claims arising out of, any action taken or omitted to be taken with respect to any such license agreement.

          (g) Grantor's Assistance in Manufacture and Sale of Products Bearing Trademarks, etc. In the event of any such license, assignment, sale or other disposition of the Collateral, or any of it, the Grantor shall supply its know-how and expertise in connection with the manufacture and sale of the products bearing or relating to Trademarks, Patents or Copyrights, and its customer lists and other records relating to the Trademarks, Patents or Copyrights and to the distribution of said products, to the Agent or its designee.

          (h) Assignment of Trademarks, etc. In order to implement the assignment, sale or other disposal of any of the Trademarks, Patents or Copyrights, the Agent may, at any time, pursuant to the authority granted in
Section 14 hereof, execute and deliver on behalf of the Grantor, one or more instruments of assignment of the Trademarks, Patents or Copyrights (or any application of registration thereof), in form suitable for filing, recording or registration in any country.

          (i) Proceeds. Upon demand by the Agent, all Proceeds received by the Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Agent and the other Secured Parties and segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Agent in the exact form received by the Grantor (duly indorsed by the Grantor to the Agent, if required). All cash or other Proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as Collateral for, and then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 18) in whole or in part against, all or any part of the Secured Obligations in the order provided in Section 7.2 of the Credit Agreement. Any surplus of such cash or other Proceeds held by the Agent and remaining after payment in full in cash and the performance of all of the Secured Obligations, the expiration or cancellation of all of the Letters of Credit and the expiration or termination of the Total

Commitments shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

          (j) Private Sale of Pledged Notes and Pledged Stock Collateral. If at any time when the Agent shall determine to exercise its right to sell all or any Pledged Notes or any part of the Pledged Stock Collateral pursuant to this Section, such Pledged Notes or Pledged Stock Collateral or the part thereof to be sold shall not be effectively registered under the Securities Act of 1933, as amended, and as from time to time in effect, and the rules and regulations thereunder (the "Securities Act"), the Agent is hereby expressly authorized to sell such Pledged Notes or Pledged Stock Collateral or such part thereof by private sale in such manner and under such circumstances as the Agent may deem necessary or advisable in order that such sale may legally be effected without such registration. The Grantor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Pledged Notes or Pledged Stock Collateral were sold at public sales, and that the Agent has no obligation to delay sale of any such Pledged Notes or Pledged Stock Collateral for the period of time necessary to permit the issuer of such Pledged Notes or Pledged Stock Collateral, even if such issuer would agree, to register such Pledged Notes or Pledged Stock Collateral for public sale under such applicable securities law. The Grantor agrees that private sales shall not, solely by virtue of being private sales, be deemed to have been made in a commercially unreasonable manner. Without limiting the generality of the foregoing, in any such event the Agent, in compliance with applicable securities laws, (a) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Stock Collateral or such part thereof shall have been filed under such Securities Act, (b) may approach and negotiate with a limited number of potential purchasers to effect such sale and
(c) may restrict such sale to purchasers as to their number, nature of business and investment intention including without limitation to purchasers each of whom will represent and agree to the satisfaction of the Agent that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Notes or Pledged Stock Collateral, or part thereof, it being understood that the Agent may cause or require the Grantor, and the Grantor hereby agrees upon the written request of the Agent, to cause
(i) a legend or legends to be placed on the certificates to be delivered to such purchasers to the effect that the Pledged Notes or Pledged Stock Collateral represented thereby have not been registered under the Securities Act and setting forth or referring to restrictions on the transferability of such securities; and (ii) the issuance of stop transfer instructions to such Issuer's transfer agent, if any, with respect to the Pledged Notes or Pledged Stock Collateral, or, if such Issuer transfers its own securities, a notation in the appropriate records of such Issuer. In the event of any such sale, the Grantor does hereby consent and agree that the Agent shall incur no responsibility or liability for selling all or any Pledged Notes or any part of the Pledged Stock Collateral at a price which the Agent may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were public and deferred until after registration as aforesaid.

          (k) Registration of Pledged Notes or Pledged Stock Collateral. If the Agent, in its reasonable discretion, determines that it is necessary or advisable, in connection with the exercise by the Agent of its remedies under this Section, to effect a public registration of any Pledged Notes or Pledged Stock Collateral pursuant to the Securities Act or any state Blue Sky laws (or any similar statutes then in effect), the Grantor shall, as expeditiously as possible (except with respect to any Pledged Notes or Pledged Shares of an Unaffiliated Issuer):

          (i) cause the issuer thereof to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the Collateral and use its best efforts to cause such registration statement to become and remain effective;

          (ii) cause the issuer thereof to prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of the Pledged Notes or Pledged Stock Collateral covered by such registration statement whenever the Agent shall desire to sell or otherwise dispose of such Pledged Notes or Pledged Stock Collateral; (1)

          (iii) furnish or cause the issuer thereof to furnish to the Agent such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Agent may reasonably request in order to facilitate the public sale or other disposition of such Pledged Notes or Pledged Stock Collateral by the Agent;

          (iv) cause the issuer thereof to register or qualify the Pledged Notes or Pledged Stock Collateral covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions within the United States as the Agent shall request, and do such other reasonable acts and things as maybe required of it to enable the Agent to consummate the public sale or other disposition in such jurisdictions of such Pledged Notes or Pledged Stock Collateral by the Agent; (1)

          (v) furnish or cause the issuer thereof to furnish, at the request of the Agent, on the date that the Pledged Notes or Pledged Stock Collateral shall be delivered to the underwriters for sale pursuant to such registration or, if such Pledged Notes or Pledged Stock Collateral are not being sold through underwriters, on the date that the registration statement with respect to such Pledged Notes or Pledged Stock Collateral becomes effective, (A) an opinion, dated such date, of the independent counsel representing the issuer of the applicable Pledged Notes or Pledged Shares for the purposes of such registration, addressed to the underwriters, if any, and if such Pledged Notes or Pledged Stock Collateral are not being sold through underwriters, then to the Agent, stating that such registration statement has become effective under the Securities Act and that (1) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (2) the registration statement, the related prospectus, and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need express no opinion as to financial statements contained therein), (3) such counsel has no reason to believe that either the registration statement or the prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, (4) the descriptions in the registration statement or the prospectus, or any amendment or supplement thereto, of all legal matters and contracts and other legal documents or instruments are accurate and fairly present the information required to be shown, and (5) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the registration statement or prospectus, or any amendment or supplement thereto, which are not described as required, nor of any contracts or documents or instruments of a character required to be described in the registration statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the registration statement which are not described or filed or incorporated by reference as required; and (B) a letter, dated such date, from the independent certified public accountants of the issuer of the applicable Pledged Notes or Pledged Shares addressed to the underwriters, if any, and if such Pledged Notes or Pledged Shares are not being sold through underwriters, then to the Agent, stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of such issuer included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all respects with the applicable accounting requirements of the Securities Act. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as the Agent may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Agent may reasonably request; and

          (vi) otherwise use its best efforts to comply with or cause the issuer thereof to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

     All expenses incurred in complying with this Section, including, without limitation, all registration and filing fees, underwriting fees, printing expenses, fees and disbursements of counsel for the issuer of the Pledged Notes or Pledged Shares, the reasonable fees and expenses of counsel for the Agent and expenses of complying with the securities or Blue Sky laws of any jurisdictions, shall be paid by the Grantor.

          (1) Additional Inventory Remedies. Until the payment in full in cash and the performance of all of the Secured Obligations, the expiration or cancellation of all of the Letters of Credit and the expiration or termination of the Total Commitments, at any time when an Event of Default has occurred and is continuing: (i) the Grantor will perform any and all reasonable actions requested by the Agent to enforce the Agent's security interest in the Inventory and all of the Agent's rights hereunder, such as leasing warehouses to the Agent or its designee, placing and maintaining signs, appointing custodians, transferring Inventory to warehouses, and delivering to the Agent, warehouse receipts, documents of title and such other documentation as the Agent may reasonably request; (ii) if any Inventory is in the possession or control of any of the Grantor's agents, contractors or processors or any other third party, the Grantor will notify the Agent thereof and will notify such agents, contractors or processors or third party of the Agent's security interest therein and, upon request, instruct them to hold all such Inventory for the Agent's and the Grantor's account, as their interests may appear, and subject to the Agent's instructions; (iii) the Agent shall have the right to hold all Inventory subject to the security interest granted hereunder; and (iv) the Agent shall have the right to take possession of the Inventory or any part thereof and to maintain such possession on the Grantor's premises or to remove any or all of the Inventory to such other place or places as the Agent desires in its sole discretion. If the Agent exercises its right to take possession of the Inventory, the Grantor, upon the Agent's demand, will assemble the Inventory and make it available to the Agent at the Grantor's premises at which it is located.

     SECTION 18. Indemnity and Expenses

          (a) The Grantor agrees on demand, to pay, and to save, indemnify and keep the Secured Parties and their respective directors, officers, employees, attorney, agents, advisors, attorneys-in-fact, experts and Affiliates (each, an "Indemnified Party") harmless from and against any and all penalties, fines, expenses, losses, settlements, costs, claims, causes of action, debts, dues, sums of money, accounts, accountings, reckonings, acts, omissions, demands, liabilities, obligations, damages, actions, judgments, suits, proceeding or disbursements of any kind or nature whatsoever, known or unknown, contingent or otherwise, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses (i) with respect to, or resulting from, any delay by the Grantor in paying, any and all excise, sales or other Taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) arising out of the use of the Trademarks, Patents and Copyrights or any alleged defect in any product manufactured, promoted or sold by the Grantor or out of the manufacture, promotion, labeling, sale or advertisement of any such product by the Grantor, (iii) with respect to, or resulting from, any delay by the Grantor in complying with any Requirement of Law applicable to any of the Collateral or
(iv) in connection with any of the transactions contemplated by this Agreement, including the fees and disbursements of counsel and of any other experts, which any of the Secured Parties or their respective directors, officers, employees, attorneys, consultants, experts or agents may incur in connection with (w) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Liens granted hereunder, (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by the Agent of any of the rights conferred upon it hereunder or (z) any Default or Event of Default, but excluding any such penalties, fines, expenses, losses, settlements, costs, claims, causes of action, debts, dues, sums of money, accounts, accountings, reckonings, acts, omissions, demands, liabilities, obligations, damages, actions, judgments, suits, proceeding or disbursements of any kind or nature whatsoever, known or unknown, contingent or otherwise, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses incurred solely by reason of the gross negligence or willful misconduct of the Indemnified Party as determined by a final order or judgment of a court of competent jurisdiction.

          (b) In any suit, proceeding or action brought by any Indemnified Party under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Grantor agrees to pay, and will save, indemnify and keep such Indemnified Party harmless from and against any and all penalties, fines, expenses, losses, settlements, costs, claims, causes of action, debts, dues, sums of money, accounts, accountings, reckonings, acts, omissions, demands, liabilities, obligations, damages, actions, judgments, suits, proceeding or disbursements of any kind or nature whatsoever, known or unknown, contingent or otherwise, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the

Grantor or any of its Subsidiaries, but excluding any such penalties, fines, expenses, losses, settlements, costs, claims, causes of action, debts, dues, sums of money, accounts, accountings, reckonings, acts, omissions, demands, liabilities, obligations, damages, actions, judgments, suits, proceeding or disbursements of any kind or nature whatsoever, known or unknown, contingent or otherwise, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses incurred solely by reason of the gross negligence or willful misconduct of the Indemnified Party as determined by a final order or judgment of a court of competent jurisdiction.

          (c) Any amount due hereunder which is not paid on demand shall bear interest at a rate equal to the sum of 2% plus the Alternate Base Rate in effect at such time.

          (d) The agreements of the Grantor contained in this Section shall survive the payment in full in cash and the performance of all of the Secured Obligations, the expiration or cancellation of all of the Letters of Credit and the expiration or termination of the Total Commitments. All of the Grantor's obligations to indemnify each Secured Party and its directors, officers, employees, attorneys, consultants, experts and agents hereunder shall (without duplication) be in addition to, and shall not limit in any way, the Grantor's indemnification obligations contained in the Credit Agreement.

     SECTION 19. Security Interest Absolute. All rights of the Agent and security interests hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of any circumstance which might constitute a defense available to, or a discharge of, any guarantor or other obligor in respect of the Secured Obligations.

     SECTION 20.  Intentionally Omitted.

     SECTION 21. Louisiana Remedies. For purposes of executory process under applicable Louisiana law (and only for such purposes), upon the occurrence and during the continuance of an Event of Default, the Grantor hereby acknowledges the indebtedness owed under the Secured Obligations, CONFESSES JUDGMENT thereon and consents that judgment be rendered and signed, whether during the court's term or during vacation, in favor of the Agent, for its benefit and the benefit of the other Secured Parties, for the full amount of the Secured Obligations. Upon the occurrence of an Event of Default, and in addition to all of its rights, powers and remedies under this Agreement and applicable law, the Agent may, at its option, cause all or any part of the Collateral located in Louisiana (the "Louisiana Collateral") to be seized and sold under executory process or under writ of fieri facias issued in execution of an ordinary judgment obtained upon the Secured Obligations, without appraisement to the highest bidder, for cash or under such terms as the Agent deems acceptable. The Grantor hereby waives all and every appraisement of the Louisiana Collateral and waives and renounces the benefit of appraisement of the Louisiana Collateral seized and sold under executory or other legal process. The Grantor agrees to waive, and does hereby specifically waive:

                    (1) the benefit of appraisement provided for in Articles 2332, 2336, 2723 and 2724, Louisiana Code of Civil Procedure, and all other laws conferring such benefits;

                    (2) the demand and three days delay accorded by Articles 2639 and 2721, Louisiana Code of Civil Procedure;

                    (3) the notice of seizure required by Articles 2293 and 2721, Louisiana Code of Civil Procedure;

                    (4) the three days delay accorded by Articles 2331 and 2722, Louisiana Code of Civil Procedure;

                    (5) the benefit of the other provisions of Articles 2331, 2722 and 2723, Louisiana Code of Civil Procedure;

                    (6) the benefit of the provisions of any other articles of the Louisiana Code of Civil Procedure not specifically mentioned above; and

                    (7) all rights of division and discussion with respect to the Secured Obligations.

     Pursuant to the authority contained in La.R.S. 9:5136 through 9:5140.1, the Grantor and the Agent do hereby expressly designate the Agent or its designee to be keeper or receiver ("Keeper") for the benefit of the Agent or any assignee of the Agent, such designation to take effect immediately upon any seizure of any of the Louisiana Collateral under writ of executory process or under writ of sequestration or fieri facias as an incident to an action brought by the Agent. It is hereby agreed that the Keeper shall be entitled to receive as compensation, in excess of its reasonable costs and expenses incurred in the administration or preservation of the Louisiana Collateral, an amount equal to the lesser of $200 per day or four percent of the gross revenues of the Louisiana Collateral and the payment of such fees shall be secured by the security interest in the Louisiana Collateral granted in this Agreement. The designation of Keeper made herein shall not be deemed to require the Agent to provoke the appointment of a Keeper.

     SECTION 22. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and shall be given in accordance with the applicable provisions of the Credit Agreement. For the purposes hereof, the addresses of the Grantor, the Agent and the other Secured Parties shall be the addresses in effect from time to time under the Credit Agreement or such other address provided in writing to the Agent and the Grantor.

     SECTION 23. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full in cash and the performance of all of the Secured Obligations, the expiration or cancellation of all of the Letters of Credit and the termination of the Total Commitments, (ii) be binding upon the Grantor, its successors and assigns and (iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and each of the other Secured Parties and their respective successors, transferees and assigns. Upon the payment in full in cash and the performance of the Secured Obligations, the expiration or termination of the Total Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor subject to any existing Liens, security interests or encumbrances on such Collateral. Upon any such termination, the Agent will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

     SECTION 24. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, AND BY FEDERAL LAW TO THE EXTENT APPLICABLE.

     SECTION 25. Severability. If any provision of this Agreement is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     SECTION 26. No Waiver; Cumulative Remedies

          None of the Secured Parties shall by any act (except by a written instrument executed and delivered in accordance with Section 27 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised alternatively, successively or concurrently and are not exclusive of any rights or remedies provided by law or at equity.

     SECTION 27. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the Agent; provided, that any provision of this Agreement may be waived by the Agent in a written letter or agreement executed by the Agent or by facsimile transmission from the Agent. Any amendment, modification or supplement of or to any provision of this Agreement, any termination or waiver of any provision of this Agreement and any consent to any departure by the Grantor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. No notice to or demand upon the Grantor in any instance hereunder shall entitle the Grantor to any other or further notice or demand in similar or other circumstances. This Agreement shall be binding upon and shall inure to the benefit of the Grantor, the Agent and the other Secured Parties and their respective successors, transferees and assigns; provided, that the Grantor may not assign its rights and obligations hereunder without the prior written consent of the Agent and each Lender.

     SECTION 28. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     SECTION 29. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. THE GRANTOR AND THE AGENT HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE COLLATERAL, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE GRANTOR AND THE AGENT. THE GRANTOR HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, OF ANY FEDERAL COURT, IN EACH CASE LOCATED IN NEW YORK COUNTY AND ANY APPELLATE COURT THEREFROM, IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT OR INSTRUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE COLLATERAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE COLLATERAL AGAINST THE GRANTOR IN THE COURTS OF ANY JURISDICTION. THE GRANTOR HEREBY WAIVES THE DEFENSES OF FORUM NON CONVENIENS AND IMPROPER VENUE.

     SECTION 30. Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the Grantor and the Agent have caused this Amended and Restated Security and Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                            GRANTOR:

                            PAYLESS CASHWAYS, INC.


                            By:  /s/ Stephen A. Lightstone
                            -----------------------------------------
                            Title:  Senior Vice President-Finance


                            AGENT:

                            CANADIAN IMPERIAL BANK OF COMMERCE,
                              as Coordinating and Collateral Agent


                            By:  /s/ Robert N. Greer
                            -----------------------------------------
                            Title: Assistant General Manager


      COVER




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                              AMENDED AND RESTATED
                          SECURITY AND PLEDGE AGREEMENT


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                     Between

                             PAYLESS CASHWAYS, INC.,

                                   as Grantor,

                                       and


                       CANADIAN IMPERIAL BANK OF COMMERCE,

                      as Coordinating and Collateral Agent



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          Dated as of December 2, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                            PAGE

SECTION 1.    Grant of Security and Pledge....................................3

SECTION 2.    Security for Secured Obligations................................9

SECTION 3.    Delivery of Pledged Stock Collateral and
              Pledged Notes; Other Action....................................10

SECTION 4.    Representations and Warranties.................................10
               (a) Locations of Inventory and Equipment; Chief
                   Executive Office; Locations of Accounts; Tradenames.......10
               (b) Title; No Other Liens.....................................10
               (c) Trademarks, Patents and Copyrights........................10
               (d) Pledged Shares............................................11
               (e) Title to Pledged Shares; No Other Liens
                   on Pledged Shares.........................................11
               (f) Issuers of Pledged Stock..................................11
               (g) Vehicles..................................................11
               (h) Pledged Notes.............................................11
               (i) No Consent................................................11
               (j) Perfected First Priority Liens............................12
               (k) Accounts..................................................12
               (l) Contracts.................................................12
               (m) Farm Products.............................................13
               (n) Governmental Obligors.....................................13
               (o) Bank Accounts.............................................13
               (p) Survival of Representations and Warranties................13

SECTION 5.    Compliance with Laws; Further Assurances; Certain Covenants....13
               (a) Compliance with Requirements of Law.......................13
               (b) Financing Statements, etc.  ..............................14
               (c) Instruments and Chattel Paper.............................14
               (d) Maintenance of Records; Identification of Collateral......14
               (e) Note Pledge Supplements...................................14
               (f) Stock Pledge Supplements..................................14
               (g) Defense of Agent's Rights.................................15
               (h) Uncertificated Equity Interests...........................15
               (i) Access to Books and Records; Right of Inspection..........15
               (j) Payment of Obligations....................................15
               (k) Notices...................................................15

SECTION 6.    As to Equipment and Inventory..................................16
               (a) Locations.................................................16
               (b) Maintenance...............................................16
               (c) Records, Physical Count and Other Inventory Covenants.....16

SECTION 7.    As to Accounts and Contracts...................................17
               (a) Locations.................................................17
               (b) Amendments; Diligence as to Rights; Notices...............17
               (c) Collections...............................................17
               (d) Test Verifications........................................18
               (e) Liability of Grantor......................................18
               (f) Compliance with Terms of Contracts, etc...................19

SECTION 8.    As to Trademarks, Patents and Copyrights.......................19
                         (a) Use of Trademarks...............................19
                         (b) No Abandonment, Dedication, etc.................19
                         (c) Filings.........................................19
                         (d) Maintenance of Registrations, etc...............20
                         (e) Further Assurances..............................20
                         (f) Infringement, Misappropriation or
                             Dilution Suits..................................20
                         (g) Notification as to Trademark Confusion..........20

SECTION 9.    As to the Pledged Stock Collateral; Voting Rights;
              Dividends; Etc.................................................21

SECTION 10.   As to Pledged Notes ...........................................22

SECTION 11.   Vehicles.......................................................22

SECTION 12.   Insurance .....................................................23

SECTION 13.   Dispositions of Collateral; Liens; Additional
              Shares; Other Agreements.......................................23
               (a) Disposition of Collateral.................................23
               (b) Liens.....................................................23
               (c) No Issuance of Stock......................................23
               (d) Other Agreements..........................................23

SECTION 14.   Agent's Appointment as Attorney-in-Fact........................23

SECTION 15.   Other Powers; Agent May Perform................................25

SECTION 16.   Limitation of Duty on the Part of Agent or Other
              Secured Parties; Release.......................................25
               (a) Duties....................................................25
               (b) Release...................................................26
               (c) Survival of Agreements....................................26

SECTION 17.   Remedies.......................................................26
               (a) General...................................................26
               (b) Suits.....................................................28
               (c) Pledged Notes.............................................28
               (d) Use of Patents, Copyrights or Trademarks..................28
               (e) Licensing.................................................28
               (f) Enforcement of Remedies against Licensees
                   or Sublicensees...........................................28
               (g) Grantor's Assistance in Manufacture and Sale of Products

                   Bearing Trademarks, etc...................................28
               (h) Assignment of Trademarks, etc.  ..........................29
               (i) Proceeds..................................................29
               (j) Private Sale of Pledged Notes and
                   Pledged Stock Collateral..................................29
               (k) Registration of Pledged Notes or
                   Pledged Stock Collateral..................................30
               (l) Additional Inventory Remedies.............................32

SECTION 18.   Indemnity and Expenses.........................................33

SECTION 19.   Security Interest Absolute.....................................34

SECTION 20.   Intentionally Omitted..........................................34

SECTION 21.   Louisiana Remedies.............................................34

SECTION 22.   Addresses for Notices..........................................35

SECTION 23.   Continuing Security Interest...................................36

SECTION 24.   GOVERNING LAW..................................................36

SECTION 25.   Severability...................................................36

SECTION 26.   No Waiver; Cumulative Remedies.................................36

SECTION 27.   Waivers and Amendments; Successors and Assigns.................37

SECTION 28.   Headings.......................................................37

SECTION 29.   WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION..................37

SECTION 30.   Counterparts...................................................38

Annex A       Form of Note Pledge Supplement
Annex B       Form of Stock Pledge Supplement

Schedule 1    Vehicles
Schedule 2    Contracts
Schedule 3    Notes
Schedule 4    Trademarks
Schedule 5    Patents
Schedule 6    Copyrights
Schedule 7    Pledged Stock
Schedule 8    Locations of Equipment and Inventory
Schedule 9    Locations of Chief Executive Office, Chief Place of Business
                and Locations Where Records Concerning Accounts are Kept
Schedule 10   Location of Concentration Accounts, Significant Operating
                Accounts And Demand Deposit Accounts